SUBSIDIARIES OF UTAH MEDICAL PRODUCTS, INC.:

                                    Jurisdiction  of          Business
 Subsidiary Name                      Organization               Name
-------------------------           ---------------          -------------
Utah Medical Products Ltd.            Bermuda                 Utah Medical
Products
Columbia Medical
 & Surgical, Inc.                     Oregon                    Columbia
Medical
Utah Medical Products,
 California, Inc.                     California              Utah Medical
Products
Utah Medical Products,
 Florida, Inc.                        Florida                 Utah Medical
Products
Utah Medical Products,
 Ohio, Inc.                           Ohio                    Utah Medical
Products
Utah Medical Products,
 Pennsylvania, Inc.                   Pennsylvania            Utah Medical
Products
Utah Medical Products,
 Texas, Inc.                          Texas                   Utah Medical
Products